UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND
                              EXCHANGE ACT OF 1934


     April 15, 2003                                  April 7, 2003
     (Date of report)                       (Date of earliest event reported)



                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

          Florida                      0-13118                   65-0805935
          -------                      -------                   ----------
(State or other jurisdiction   (Commission file number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


                  3301 W. Main Street, Leesburg, Florida 34748
                  --------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (904) 280-7795
                                 --------------
                         (Registrant's telephone number,
                              including area code)

Item 5.  Other Matters.


     During the fiscal year ended December 31, 2000, the Company issued stock to extinguish certain outstanding debts, and as a result recorded a loss of approximately $4,423,000 as a result of this extinguishment of debt. During 2002, the Company determined that it was appropriate to reassess this transaction and engaged De Leon & Company, PA, an independent third party expert in business valuations, to conduct an appraisal of the stock as of the date of the transaction. The Report of De Leon & Company, PA (the "Report") was received by the Company on April 7, 2003. In accordance with the revised valuation assigned to the Company and its stock in the Report, the Company recognized a gain from the extinguishment in the amount of approximately $1,960,000 instead of the loss of $4,423,000. There was no effect to the Company's 2001 net loss as a result of the restatement. The restatement is reflected in the Company's financial statements for 2002 as filed in the Company's Form 10-KSB for 2002.

This change is summarized as follows:

                                  As Originally
                                    Reported                     As Restated
                                  January 1, 2001              January 1, 2001
                                  ---------------              ---------------

  Additional paid in capital      $  15,101,795                  $ 8,719,117

  Accumulated deficit             $ (11,808,802)                 $(5,425,404)


Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

     Exhibit 10.18 - Valuation Report from De Leon & Company, PA dated April 7, 2003.


                                   Signatures

Pursuant to the requirements of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Universal Beverages Holdings Corporation
                                       (Registrant)


Date:  April 15, 2003                  By: /s/Jonathon O. Moore
       --------------                      --------------------
                                              Jonathon O. Moore
                                              Chief Executive Officer